SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report    June 13, 2002

NPS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-23272 (Commission File Number)	87-0439579 (I.R.S. Employer Identification No.)

420 Chipeta Way
Salt Lake City, Utah 84108-1256
(Address, Including Zip Code, of Principal Executive Offices)

(801) 583-4939
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

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Item 5.    Other Events

On June 11, 2002, the Company issued a press release; a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference. On June 12, 2002, the Company held a conference call; a copy of the script for this conference call is attached hereto as Exhibit 99.2 and incorporated herein by reference. On June 13, 2002, the Company presented at the Goldman, Sachs & Co. Twenty-Third Annual Healthcare Conference. A copy of the script for the live webcast of the Company’s presentation is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Statements included within the June 11, 2002 press release, in the script for the June 12, 2002 conference call, and in the script for the June 13 webcast presentation, which are not historical in nature, constitute forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that could cause actual results to differ materially from those described therein. Such risks and uncertainties include: we may not be able to resolve the manufacturing problems with PREOS in time to meet the needs of our clinical trials and failure to secure adequate clinical supplies could result in disruption, or cessation of the PREOS clinical trials and eventual commercialization of PREOS; we do not have and may never develop any products that generate revenues; our product candidates may not prove to be safe or efficacious; the FDA may delay approval or may not approve any of our product candidates; current collaborators or partners may not devote adequate resources to the development and commercialization of our licensed drug candidates which would prevent or delay introduction of drug candidates to the market; we may be unable to generate adequate sales and marketing capabilities to effectively market and sell our products; and, we may not have or be able to secure sufficient capital to fund development and commercialization of our product candidates. A more complete description of these risks can be found in our Annual Report on Form 10-K for the year ended December 31, 2001 and in our quarterly report on Form 10-Q for the first quarter of 2002 filed with the Securities and Exchange Commission. All information in the June 11, 2002 press release is as of June 11, 2002, information in the script to the June 12, 2002 conference call is as of June 12, 2002, and information in the script to the June 13, 2002 webcast presentation is as of June 13, 2002. The Company undertakes no duty to update this information.

Item 7.    Financial Statements and Exhibits

(c)    Exhibits:

Exhibit Number	Description

99.1	Press release, dated June 11, 2002

99.2	Script of the conference call of June 12, 2002

99.3	Script of the webcast presentation of June 13, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NPS PHARMACEUTICALS, INC.

Date: June 13, 2002	/s/ JAMES U. JENSEN James U. Jensen, Vice President

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EXHIBIT INDEX

Exhibit Number	Exhibit	Page
99.1	Press release, dated June 11, 2002	4

99.2	Script of the conference call of June 12, 2002	5

99.3	Script of the webcast presentation of June 13, 2002	7

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